EXHIBIT 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is Altin:Fund, Limited Partnership.

•
Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, Delaware. Zip code 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

•	Third: The name and mailing address of each general partner is as follows:

Altin Holdings, LLC 805 Oakwood, Suite 125 Rochester, Michigan 48307

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the 6th day of April, A.D. 2009.

ALTIN HOLDINGS, LLC., General Partner
By:	______________________________
General Partner

Name:	/s/ Sebastian Lucido
(type or print name)
Sesbastian Lucido, Managing Member
of General Partner, Altin Holdings, LLC